Exhibit 99.1

For Immediate Release Contact Media Kathleen Prause (312) 436-6607 corporate-communications@usg.com Investors Ryan Flanagan (312) 436-5304 investorrelations@usg.com

USG CORPORATION ANNOUNCES EARLY RESULTS OF CASH TENDER OFFER FOR $500 MILLION PRINCIPAL AMOUNT OF 7.75% SENIOR NOTES DUE 2018

Chicago, IL (May 12, 2017) – USG Corporation (NYSE: USG) (“USG”) today announced the early results of the previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 7.75% Senior Notes due 2018 (the “Notes”). The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated May 1, 2017 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on May 26, 2017, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as the same may be extended, the “Expiration Time”).

As of 5:00 p.m., New York City time, on May 12, 2017 (the “Early Tender Time”), according to Global Bondholder Services Corporation (“GBS”), the Depositary and Information Agent in connection with the Tender Offer, tenders were received from holders of Notes and not validly withdrawn as outlined in the following table:

Title of Security	CUSIP Number/ISIN	Principal Amount Outstanding	Principal Amount Tendered
7.75% Senior Notes due 2018(a)	903293AS7/ US903293AS74	$500,000,000	$192,554,000
(a) The 7.75% Senior Notes currently have an effective interest rate of 8.25%. The rate is subject to an adjustment of up to 2% if the debt rating is downgraded or subsequently upgraded by Moody’s Investors Service and Standard & Poor’s Global Ratings.

Subject to the terms and conditions of the Tender Offer, holders of Notes who validly tendered and did not withdraw their Notes at or prior to the Early Tender Time will be entitled to receive $1,044.30 per $1,000 principal amount of Notes tendered, which includes the early tender premium of $30.00 per $1,000 principal amount of Notes tendered (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Time but at or prior to the Expiration Time will be entitled to receive $1,014.30 per $1,000 principal amount of Notes tendered, subject to the terms and conditions of the Tender Offer, and will not be entitled to receive the Early Tender Premium.
In addition, holders whose Notes are accepted for purchase in the Tender Offer will be entitled to receive accrued interest up to, but not including, the applicable settlement date of the Notes, payable in cash. Payment for Notes tendered at or prior to the Early Tender Time is expected to be May 15, 2017 (such acceptance and payment, an “Early Settlement”). Payment for Notes validly tendered after the Early Tender Time but at or prior to the Expiration Time and accepted for purchase will be made promptly after the Expiration Time.
Withdrawal rights with respect to the Notes tendered expired at 5:00 p.m., New York City time, on May 12, 2017, and holders who validly tender Notes after the Early Tender Time do not have withdrawal rights.
The Tender Offer is subject to the satisfaction or waiver of a number of conditions as set forth in the Offer to Purchase, including the receipt by USG of proceeds from a proposed debt financing on terms reasonably satisfactory to USG, in its sole discretion, generating net proceeds in an amount that USG deems sufficient, together with cash on hand, to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, including payment of any premiums, Accrued Interest (as defined in the Offer to Purchase) and costs and expenses incurred in connection therewith. If USG proceeds with an Early Settlement, all conditions to the Tender Offer will be deemed to be waived, and USG will thereafter accept for purchase and pay for any Notes validly tendered in the Tender Offer
To the extent that any Notes are not validly tendered in the Tender Offer, USG intends to redeem such remaining Notes pursuant to the redemption provisions of the indenture governing the Notes at the “make-whole” redemption price specified for the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. USG intends to deliver an irrevocable notice of redemption to the trustee at the completion of the debt financing. However, no assurance can be given that such untendered Notes will be redeemed as contemplated or at all.
USG has retained Wells Fargo Securities, LLC to serve as dealer manager for the Tender Offer. USG has appointed GBS to serve as the depositary and information agent for the Tender Offer.
For additional information regarding the terms of the Tender Offer, please contact Wells Fargo Securities, LLC at (866) 309-6316 (toll free) or (704) 410-4760 (collect). Requests for documents and questions regarding the Tender Offer should be directed to GBS at (212) 430-3774 (banks and brokers) or (866) 470-4200 (all others).
None of USG, its board of directors, the dealer manager, GBS or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. Documents for the Tender Offer, including the Offer to Purchase and the related Letter of Transmittal, are available at www.gbsc-usa.com/USG/, and may also be obtained by contacting GBS by telephone.
This announcement is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell securities. The Tender Offer is being made solely by means of the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of USG by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

About USG Corporation
USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its United States Gypsum Company and USG Interiors, LLC subsidiaries and its international subsidiaries, including its USG Boral Building Products joint venture. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, the terms and timing of the Tender Offer and the redemption of any remaining Notes. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect USG’s sales and profitability or other results and liquidity. Any forward-looking statements represent USG’s views only as of today and should not be relied upon as representing USG’s views as of any subsequent date and USG undertakes no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment, household formation, home ownership rate, existing home price trends, availability of mortgage financing, interest rates, consumer confidence, job growth and discretionary business investment; USG’s ability to maintain or achieve price increases; the loss of one or more major customers; the impact on USG’s performance and financial results due to the disposition of L&W Supply, one of USG’s largest customers; competitive conditions, such as price, quality and range of products; unexpected operational difficulties or catastrophic events at USG’s facilities; an increasing number of USG’s customers having significant buying power; increased costs, or decreased availability, of key raw materials or energy; USG’s ability to successfully operate the joint venture with Boral Limited, including risks that USG’s joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with USG’s objectives; exposure to risks of operating internationally; USG’s ability to innovate and protect USG’s intellectual property and other proprietary rights; USG’s ability to make capital expenditures and achieve the expected return on investment; a disruption in USG’s information technology systems; significant changes in factors and assumptions used to measure USG’s defined benefit plan obligations; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence USG’s business and stock price; USG’s ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand USG’s businesses; USG’s ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; ability to incur substantial additional indebtedness; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. USG assumes no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in USG’s filings with the Securities and Exchange Commission, including the “Risk Factors” in USG’s most recent Annual Report on Form 10-K.
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